Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--77, Defined Asset Funds (New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-56167 of our opinion dated January 23, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 11, 1998